Exhibit 10.26

FIFTH AMENDMENT

TO

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 13th day of May, 2015 (the “Fifth Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”), SONIC FOUNDRY, INC., Maryland corporation (“Sonic Foundry”), and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems” and together with Sonic Foundry, jointly and severally, individually and collectively, the “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of June 27, 2011, as amended by that certain First Amendment, dated as of May 31, 2013, as further amended by that certain Second Amendment, dated as of January 10, 2014, as further amended by that certain Third Amendment, dated as of March 24, 2014 and as further amended by that certain Fourth Amendment, dated as of January 27, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) add a new term loan facility; (ii) revise the financial covenants and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions of, and in reliance upon, the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.3(a) (Payment of Interest on the Credit Extensions). Section 2.3(a) is amended in its entirety and replaced with the following:

“(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter of one percent (1.25%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii) Term Loan 2015. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan 2015 shall accrue interest at a floating per annum rate equal to the greater of the Prime Rate plus two and three-quarters percent (2.75%), which interest shall be payable monthly, in arrears in accordance with Section 2.1.8(b).”

2.2 Section 6.9(a) (Financial Covenants). Sections 6.9(a) is amended in its entirety and replaced with the following:

“(a) Liquidity. Commencing with the monthly compliance period ended March 31, 2015 and thereafter, minimum Liquidity, tested with respect to Borrower only, of at least (i) 1.35:1.00 for each month-end that is not the last day of a fiscal quarter; and (ii) 1.50:1.00 for each month-end that is the last day of any fiscal quarter.”

2.3 Section 6.9(b) (Financial Covenants). Section 6.9(b) is amended in its entirety and replaced with the following:

“(b) Debt Service Coverage Ratio. Commencing with the quarterly compliance period ended December 31, 2014 and thereafter, measured as of the last day of each fiscal quarter, on a trailing twelve (12) month basis ending as of the date of measurement, maintain a ratio of (x) (i) EBITDA plus (ii) up to Four Hundred Fifty Thousand Dollars ($450,000) of transaction expenses actually incurred during such measurement period by Borrower in connection with the Media Acquisitions, plus (iii) up to Five Hundred Thousand Dollars ($500,000) of expenses actually incurred during such measurement period by Borrower in connection with the Astute Settlement, plus (iv) the net change in Deferred Revenue during such measurement period, plus (v) up to One Hundred Fifty Thousand Dollars ($150,000) of severance expenses actually incurred by Borrower during the measurement period; divided by (y) Debt Service, of at least the following for the quarterly periods indicated below:

Quarterly Periods Ending	Minimum Debt Service Coverage Ratio

December 31, 2014, March 31, 2015 and June 30, 2015	1.00:1.00

September 30, 2015	1.25:1.00

December 31, 2015, and each quarterly period ending thereafter	1.50:1.00”

2.4 Section 13.1 (Definitions – “Permitted Liens”). Clause (a) of the definition of “Permitted Liens” set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(a) (i) Liens existing on the Fifth Amendment Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents and (ii) Liens securing the PfG Subordinated Debt;”

2.5 Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) seventy-five percent (75%) of Eligible Foreign Accounts or (ii) One Million Dollars ($1,000,000); provided, however, that Bank may decrease the foregoing amount and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are owing from (i) Content Bank (Australia), (ii) any Account Debtor with a principal place of business in any country that is a member of the European Union and (iii) Visionaire (UAE).

“IP Agreement” means that certain Amended and Restated Intellectual Property Security Agreement, dated as of the Fifth Amendment Effective Date, as may be amended, modified and/or supplemented from time to time.

2.6 Section 13.1 (Definitions). The following new terms and their respective definitions are hereby inserted in Section 13.1, each in its applicable alphabetical order:

“Fifth Amendment Effective Date” is May [    ], 2015.

“Liquidity” is, as of any date of determination, (a) the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) net billed accounts receivable; divided by (b) all outstanding Obligations of Borrower owed to Bank as of such date.

2.7 “PfG Subordinated Debt” is all Indebtedness of Borrower owed to Partners for Growth II, L.P., which shall at all times be subject to a subordination agreement in favor of Bank.

2.8 Section 13.1 (Definitions). The following terms and their respective definitions are hereby deleted in their entirety from Section 13.1:

“Adjusted Quick Ratio” is Borrower’s (x) (i) unrestricted cash at Bank plus (ii) net billed accounts receivable; divided by (y) (i) Current Liabilities minus (ii) the current portion of Subordinated Debt (to the extent included in the definition of Current Liabilities) minus (iii) current portion of Deferred Revenue.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

2.9 Compliance Certificate. The Compliance Certificate attached as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Waivers. Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with (i) the minimum Adjusted Quick Ratio financial covenant contained in former Section 6.9(a) thereof for the compliance periods ended February 28, 2015 and March 31, 2015; and (ii) the Debt Service Coverage Ratio financial covenant contained in Section 6.9(b) thereof for the compliance period ended March 31, 2015. Bank’s waiver of Borrower’s compliance of said financial covenants shall apply only to such dates of non-compliance which occurred prior to the date hereof. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or updated copies have otherwise been delivered to Bank in connection with the execution of this Amendment;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) updated Secretary’s Corporate Borrowing Certificates for each Borrower (with updated attachments, if necessary), (c) Certificates of Good Standing and Foreign Qualification, as applicable, (d) the updated Perfection Certificate, (e) the IP Agreement, together with Intellectual Property search results acceptable to Bank, in its reasonable discretion, (e) payment by Borrower of a non-refundable amendment fee equal to Fifteen Thousand Dollars ($15,000), which amendment fee shall be fully-earned as of the date hereof, and (f) payment of Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

10. Post-Closing Matters. (i) On or before June 16, 2015, Borrower shall pay to Bank a fully earned, non-refundable Revolving Line anniversary fee in an amount equal to Twenty Six Thousand Six Hundred Sixty Seven Dollars ($26,667); and (ii) on or before June 16, 2016, Borrower shall pay to Bank an additional fully earned, non-refundable Revolving Line anniversary fee in an amount equal to Twenty Six Thousand Six Hundred Sixty Seven Dollars ($26,667).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By	/s/ Cindy Schatz
Name:	Cindy Schatz
Title:	Head of Structured Products

BORROWER

SONIC FOUNDRY, INC.

By	/s/ Ken Minor
Name:	Ken Minor
Title:	Chief Financial Officer

SONIC FOUNDRY MEDIA SYSTEMS, INC.

By	/s/ Ken Minor
Name:	Ken Minor
Title:	Chief Financial Officer

Exhibit A to Fifth Amendment

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SONIC FOUNDRY, INC.
SONIC FOUNDRY MEDIA SYSTEMS, INC.

The undersigned authorized officer of SONIC FOUNDRY, INC. and SONIC FOUNDRY MEDIA SYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 15 days	Yes No
Transaction Reports	Monthly within 15 days and with each request for a Credit Extension	Yes No
Projections	Within fifteen (15) following approval by the Borrower’s board of directors, and in any event within fifteen (15) days after the end of each fiscal year of Borrower, and as amended and/or updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required			Actual		Complies

Maintain as indicated:
Minimum Liquidity (monthly)		[1.35][1.50]:1.00			:1.0	Yes No
Minimum Debt Service Coverage Ratio (quarterly)			*		:1.0	Yes No
Maximum Subsidiary Indebtedness (at all times)	<$	500,000		$		Yes No

*	See Section 6.9(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SONIC FOUNDRY, INC.	BANK USE ONLY
SONIC FOUNDRY MEDIA SYSTEMS, INC.
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity (Section 6.9(a))

Required: Commencing with the monthly compliance period ended March 31, 2015 and thereafter, maintain minimum Liquidity, tested with respect to Borrower only, of at least (i) 1.35:1.00 for each month-end that is not the last day of a fiscal quarter; and (ii) 1.50:1.00 for each month-end that is the last day of any fiscal quarter.

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$

B.	Aggregate value of the net billed accounts receivable of Borrower	$

C.	Quick Assets (the sum of lines A plus B)	$

D.	Aggregate value of Obligations to Bank	$

J.	LIQUIDITY (line C divided by line D), expressed as a ratio	:1.00

Is line J equal to or greater than    :1:00?

No, not in compliance	Yes, in compliance

II.	Debt Service Coverage Ratio (Section 6.9(b))

Required: Commencing with the quarterly compliance period ended December 31, 2014 and thereafter, measured as of the last day of each fiscal quarter, on a trailing twelve (12) month basis ending as of the date of measurement, maintain a ratio of (x) (i) EBITDA plus (ii) up to Four Hundred Fifty Thousand Dollars ($450,000) of transaction expenses actually incurred during such measurement period by Borrower in connection with the Media Acquisitions, plus (iii) up to Five Hundred Thousand Dollars ($500,000) of expenses actually incurred during such measurement period by Borrower in connection with the Astute Settlement, plus (iv) the net change in Deferred Revenue during such measurement period, plus (v) up to One Hundred Fifty Thousand Dollars ($150,000) of severance expenses actually incurred by Borrower during the measurement period; divided by (y) Debt Service, of at least the following for the quarterly periods indicated below:

Quarterly Periods Ending	Minimum Debt Service Coverage Ratio

December 31, 2014, March 31, 2015 and June 30, 2015	1.00:1.00

September 30, 2015	1.25:1.00

December 31, 2015, and each quarterly period ending thereafter	1.50:1.00

Actual: All amounts measured on a trailing twelve (12) month basis

A.	EBITDA	$

B.	Up to Four Hundred Fifty Thousand Dollars ($450,000) of transaction expenses actually incurred by Borrower in connection with the Media Acquisitions	$

C.	Up to Five Hundred Thousand Dollars ($500,000) of expenses actually incurred during such measurement period by Borrower in connection with the Astute Settlement	$

D.	up to One Hundred Fifty Thousand Dollars ($150,000) of severance expenses actually incurred by Borrower during the measurement period	$

E.	The net change in Deferred Revenue	$

F.	all regularly scheduled payments of principal and interest of Indebtedness of Borrower and its Subsidiaries, other than Permitted Earnout Payments, determined on a consolidated basis, due within the trailing twelve (12) month period ended as of such date of measurement.	$

G.	Debt Service Coverage Ratio ((i) the sum of lines A through E; divided by (ii)_line F)	:1.00

Is line G equal to or greater than     :1.00?

No, not in compliance.	Yes, in compliance.